MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


                                                 Private Client Group

                                                 Merrill Lynch Business
                                                 Financial Services Inc.
                                                 222 North LaSalle Street
                                                 17th Floor
                                                 Chicago, Illinois 60601
                                                      (312) 269-1349
                                                 FAX: (312) 845-9093

                                                 March 19, 2002

Whitman Education Group, Inc. d/b/a Whitman Education Group and f/k/a Whitman Medical Corporation 4400 Biscayne Blvd. Miami, FL 33137

                 Re: WCMA Line of Credit Increase and Extension

Ladies & Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Whitman Education Group, Inc. d/b/a Whitman Education Group and f/k/a Whitman Medical Corporation ("Customer") with respect to: (i) that certain WCMA LOAN AND SECURITY AGREEMENT No. 81V-07061 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS (a "Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below) the Loan Documents are hereby amended as follows:

(a) The "Maturity Date" of the WCMA Line of Credit is hereby extended to October 31, 2003.

(b)  The "Maximum WCMA Line of Credit" is hereby increased to $3,500,000.00.

(c) The "Line Fee" for the period ending October 31, 2003, shall be $19,250.00. Customer hereby authorizes and directs MLBFS to charge said amount to WCMA Account No. 81V-07061 on or at any time after the Effective Date.

(d) The term "Interest Rate" shall mean a variable per annum rate of interest equal to the sum of 2.80% and the One-Month LIBOR. "One-Month LIBOR" shall mean, as of the date of any determination, the interest rate then most recently published in the "Money Rates" section of The Wall Street Journal as the one-month London Interbank Offered Rate. The Interest Rate will change as of the date of publication in The Wall Street Journal of a One-Month LIBOR that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the One-Month LIBOR, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

(e) Customer's "tangible net worth" shall at all times exceed $8,500,000.00. For the purposes hereof, the term "tangible net worth" shall mean Customer's net worth as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to: (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and (ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer.


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(f)  Subject to the terms of the Loan Documents  (including the Letter of Credit
     Supplement   included  therein),   MLBFS  has  approved  letter  of  credit
     availability for Customer under the WCMA Line of Credit, limited to the lesser of: (i) $1,000,000.00 or (ii) the then remaining availability under Customer's WCMA Line of Credit. Each letter of credit will be issued by a corresponding bank after approval both by MLBFS and that bank as to the terms of the requested letter of credit and execution by Customer of all documents required by MLBFS and that bank. Each letter of credit will be subject to the approval of MLBFS and the issuing bank, and when issued will reduce the remaining availability under Customer's WCMA Line of Credit by the amount of such letter of credit and its related fees. In connection with said letter of credit availability, Customer acknowledges and agrees:

          Concurrently with its acceptance hereof, Customer will pay to MLBFS by check a non-refundable Letter of Credit Commitment Fee in the amount of $2,500.00 of which $262.50 is now due and owing.

          All other fees will be charged in accordance with the terms of the Letter of Credit Supplement included in the Loan Documents.

          No letter of credit expiry date shall extend beyond the Maturity Date.

          Additional fees may apply under certain circumstances. All fees (except for the Letter of Credit Commitment Fee) will be charged to Customer's WCMA Account at the applicable time. Please be advised, generally a letter of credit takes a minimum of 72 hours to be issued from the date the required documents are returned and accepted by MLBFS.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; (b) Customer shall furnish to MLBFS a check in the amount of $5,250.00 made payable to "Lexis Document Services" representing the documentary stamp tax required by the Secretary of State, Florida. Consult your tax advisor about this tax, since it may not be due if the Loan Document is executed outside of the State of Florida, as evidenced by a notary's acknowledgment at the end of the Loan Document; and (c) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof.


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


Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By: __________________________________________________________
         Kent R. Wallbruch
         Senior Relationship Manager

Accepted:

Whitman Education Group, Inc. d/b/a Whitman Education Group and f/k/a Whitman Medical Corporation

By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


The foregoing instrument was acknowledged before me this day of _____________________ AD, 2002 by ________________________________________, of
Whitman Education Group, Inc. d/b/a Whitman Education Group and f/k/a Whitman MEDICAL Corporation, a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced ______________________ as identification.

-------------------------------------
         NOTARY PUBLIC

---------------------------------------
         TYPED NAME OF NOTARY PUBLIC

My Commission Expires:

-------------------------
        [S E A L]



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Approved:

Ultrasound Technical Services, Inc. d/b/a Ultrasound Diagnostic Schools


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


Sanford Brown College, Inc.


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


Colorado Technical University, Inc. d/b/a Colorado Technical University


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


CTU Corporation f/k/a M.D.J.B., Inc.


By: __________________________________________________________

Printed Name: ________________________________________________

Title: _______________________________________________________


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agreement renewing.doc


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